PLAN AND AGREEMENT OF MERGER

                                       OF

                            ATSI COMMUNICATIONS, INC.
                            (a Delaware corporation)

                                       AND

                             ATSI MERGER CORPORATION
                             (a Nevada corporation)

PLAN AND AGREEMENT OF MERGER entered into on March 24, 2004, by ATSI Communications, Inc., a Delaware corporation ("ATSI"), and ATSI Merger Corporation, a Nevada corporation ("Merger Corporation").

     WHEREAS,  ATSI  is  a  business  corporation  of the State of Delaware; and

     WHEREAS, Merger Corporation is a business corporation of the State of Nevada; and

     WHEREAS, the Delaware General Corporation Law permits a merger of a business corporation of the State of Delaware with and into a business corporation of another jurisdiction; and

     WHEREAS, the Nevada Revised Statutes permit the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Nevada; and

     WHEREAS, ATSI and Merger Corporation and the respective Boards of Directors thereof declare it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge ATSI with and into Merger Corporation pursuant to the provisions of the Delaware General Corporation Law and pursuant to the provisions of the Nevada Revised Statutes upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by ATSI and approved by a resolution adopted by its Board of Directors and being thereunto duly entered into by Merger Corporation and approved by a resolution adopted by its Board of Directors, the Merger and the terms and conditions thereof and the mode of carrying the same into effect, are hereby determined and agreed upon as hereinafter in this Plan and Agreement of Merger set forth.

     1. ATSI shall, pursuant to the provisions of the Delaware General Corporation Law and to the provisions of the Nevada Revised Statutes, be merged with and into Merger Corporation, which shall be the surviving corporation from and after the effective time of the Merger and which is sometimes hereinafter referred to as the "surviving corporation," and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Nevada Revised Statutes. The separate existence of ATSI, which is sometimes hereinafter referred to as the

"terminating corporation," shall cease at said effective time in accordance with the provisions of the Delaware General Corporation Law.

     2. The name of the surviving corporation shall be changed to ATSI Communications, Inc. The surviving corporation shall designate a series of preferred stock (the "Series H Convertible Preferred Stock") having preferences, limitations, and relative rights as set forth in Schedule A attached hereto. As amended, the present Articles of Incorporation of the surviving corporation will be the Articles of Incorporation of the surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Nevada Revised Statutes.

     3. The present bylaws of the surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Nevada Revised Statutes.

     4. The directors and officers in office of the surviving corporation at the effective time of the Merger shall be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

     5. Each issued share of the common stock of the terminating corporation shall, from and after the effective time of the Merger, be converted into one one-hundredth (.01) share of the common stock of the surviving corporation and one-tenth (.1) share of the Series H Convertible Preferred Stock of the surviving corporation. The surviving corporation shall not issue any certificate or script representing a fractional share of common stock or preferred stock. Any fractional shares that would otherwise be issuable will be rounded up to the next full share. Pursuant to the laws of the State of Nevada, each share of the terminating corporation shall be tendered to the surviving corporation for exchange into shares of the surviving corporation within 60 days after the effective time of the Merger. Upon receipt of such shares of the terminating corporation, the surviving corporation shall issue a certificate for the whole shares of the common stock and a certificate for the whole shares of the preferred stock of the surviving corporation that are issuable in exchange for the shares of the terminating corporation. The shares of the surviving corporation that are outstanding immediately prior to the effective time of the Merger shall be cancelled and deemed not outstanding as of the effective time of the Merger.

     6. Each issued share of the preferred stock of the terminating corporation shall, from and after the effective time of the Merger, be converted into one share of the preferred stock of the surviving corporation, having substantially similar powers, designations, preferences and relative, participating, optional and other rights as the preferred shares of the terminating corporation. Pursuant to the laws of the State of Nevada, each share of the preferred stock of the terminating corporation shall be tendered to the surviving corporation for exchange into shares of the preferred stock of the surviving corporation within 60 days after the effective time of the Merger.


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     7.   The  surviving  corporation  may sue in any court with jurisdiction to cause any stockholder of the terminating corporation to tender certificates representing shares owned by such stockholder to be tendered to the surviving corporation for exchange. Stockholders of the terminating corporation shall have no rights to notices, distributions or voting with respect to the surviving corporation unless the certificates representing shares of the terminating corporation are tendered to the surviving corporation for exchange.

     8. Except to the extent otherwise provided in the terms of outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for common stock of the terminating corporation (other than shares of the preferred stock of the terminating corporation), each outstanding option, warrant or other right to purchase, and each outstanding security convertible into or exchangeable for common stock shall be converted into an option, warrant or other right to purchase, or security convertible into or exchangeable for common stock of the surviving corporation on the basis of one one-hundredth (.01) share of the common stock of the surviving corporation and one-tenth (.1) share of the Series H Convertible Preferred Stock of the surviving corporation for each share of common stock of the terminating corporation. The exercise price or conversion ratio set forth in such option, warrant or other right to purchase, or security convertible into or exchangeable for common stock of the surviving corporation shall be ratably adjusted so that the total exercise or conversion price shall be the same as under the option, warrant, or other right to purchase, or security convertible into or exchangeable for common stock of the terminating corporation.

     9. In the event that this Plan and Agreement of Merger shall have been fully approved and adopted upon behalf of the terminating corporation in accordance with the provisions of the Delaware General Corporation Law and upon behalf of the surviving corporation in accordance with the provisions of the Nevada Revised Statutes, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware and by the laws of the State of Nevada, and that they will cause to be performed all necessary acts within the State of Delaware and the State of Nevada and elsewhere to effectuate the Merger herein provided for.

     10. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the Merger herein provided for.

     11. The effective time of this Plan and Agreement of Merger, and the time at which the Merger herein agreed shall become effective in the State of Delaware and the State of Nevada, shall be on the last to occur of:

     (a) the approval of this Plan and Agreement of Merger by the stockholders of the terminating corporation in accordance with the Delaware General Corporation Law;


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
          or
     (b) the date this Plan and Agreement of Merger, or Articles of Merger meeting the requirements of the Nevada Revised Statutes, is filed with the Secretary of State of the State of Nevada; or

     (c)  May  24,  2004.

     12. Notwithstanding the full approval and adoption of this Plan and Agreement of Merger, the said Plan and Agreement of Merger may be terminated at any time prior to the filing thereof with the Secretary of State of the State of Nevada.

     13. Notwithstanding the full approval and adoption of this Plan and Agreement of Merger, the said Plan and Agreement of Merger may be amended at any time and from time to time prior to the filing thereof with the Secretary of State of the State of Delaware and at any time and from time to time prior to the filing of any requisite Merger documents with the Secretary of State of the State of Nevada except that, without the approval of the stockholders of ATSI and the stockholders of Merger Corporation, no such amendment may (a) change the rate of exchange for any shares of ATSI or the types or amounts of consideration that will be distributed to the holders of the shares of stock of ATSI; (b) change any term of the Articles of Incorporation of the surviving corporation; or (c) adversely affect any of the rights of the stockholders of ATSI or Merger Corporation.

     IN WITNESS WHEREOF, this Plan and Agreement of Merger is hereby executed upon behalf of each of the constituent corporation parties thereto.

Dated:  March 24, 2004      ATSI COMMUNICATIONS, INC.

                                     /s/  Arthur L. Smith
                            By:
                               ------------------------------------------------
                               Name:   Arthur L. Smith
                               Title:  President and Chief Executive Officer


                            ATSI MERGER CORPORATION

                                     /s/  Arthur L. Smith
                            By:
                               ------------------------------------------------
                               Name:   Arthur L. Smith
                               Title:  President and Chief Executive Officer


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